UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 20, 2004

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	333-79587	33-0051150
(State Or Other Jurisdiction Of Incorporation Or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

14000 SAN BERNARDINO AVENUE FONTANA, CALIFORNIA		92335
(Address Of Principal Executive Offices)		(Zip Code)

(909) 350-6200

(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

In accordance with the policy of periodically rotating senior management positions between representatives of the Company’s shareholders, JFE Steel Corporation and Companhia Vale do Rio Doce, JFE Steel Corporation has appointed Mr. Masakazu Kurushima to assume the position of President and Chief Executive Officer of the Company, effective August 1, 2004.

The appointment will be confirmed at the Company’s Board of Directors’ meeting in July 2004.

Mr. Kurushima assumes the position currently held by Mr. Vicente Wright.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 20, 2004

CALIFORNIA STEEL INDUSTRIES, INC.

By:	/s/ Vicente B. Wright

Vicente B. Wright,
President and Chief Executive Officer

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